Exhibit 5.13

December 20, 2019

Local Entities defined below

c/o StoneMor Partners L.P.

3600 Horizon Boulevard

Trevose, PA 19053

RE:	StoneMor Partners L.P. – Senior Secured PIK Toggle Notes Offering

Ladies and Gentlemen:

We have acted as special counsel in the State of Missouri to STONEMOR MISSOURI LLC, a Missouri limited liability company, and STONEMOR MISSOURI SUBSIDIARY LLC, a Missouri limited liability company (collectively, the “Local Entities” and each a “Local Entity”), each of which is a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (“Cornerstone Co.” and together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Local Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $392,768,073 aggregate principal amount of their 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (the “New Notes”) being registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $392,768,073 aggregate principal amount of the Issuers’ outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024 (together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of June 27, 2019 (the “Indenture”), among the Issuers, the Guarantors, the initial purchasers party thereto and Wilmington Trust, National Association, as trustee.

We are not general counsel to the Local Entities and are not generally familiar with the organizational proceedings of the Local Entities or the operation, management, use or other dealings with the property of the Local Entities.

Husch Blackwell LLP

Doc ID: 4827-2853-0862.5

December 20, 2019

SECTION 1. The documents we have examined for purposes of this opinion, and relied on originals or copies certified or otherwise identified to our satisfaction, are the following documents:

1.1    the Indenture.

1.2    the Notes.

1.3    the Master Secretary’s Certificate, dated as of the date hereof (the “Secretary’s Certificate”).

1.4    the Operating Agreement of the Local Entities, as certified pursuant to the Secretary’s Certificate.

1.5    the Unanimous Written Consent dated June 26, 2019 of the Board of Directors of StoneMor GP LLC, General Partner of StoneMor Partners L.P., and all of the Boards of Directors, Managers and Governors of StoneMor Partners L.P.’s Direct and Indirect Subsidiaries pertaining to the Indenture and other matters as more particularly set forth therein, as certified pursuant to the Secretary’s Certificate.

1.6    Certificates of good standing for the Local Entities from the Secretary of State of the State of Missouri dated June 18, 2019 and December 12, 2019 (the “Good Standing Certificates”).

We have also reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In rendering the following opinions, as to factual matters that affect our opinions, we have, with your approval and without independent verification, relied on (and assumed the accuracy of) certificates, statements and other representations of officers of the Local Entities and others including the certificates of public officials listed above (the certificates of public officials are referred to hereinafter as the “Public Documents”). We have not performed any independent investigation other than the document examination described above. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited above was given and the date of this letter. We have further assumed that the information upon which we have relied is accurate and that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading.

With respect to our opinion in Section 2.1 below as to the valid existence and good standing of the Local Entities, we have relied exclusively on the Good Standing Certificates.

SECTION 2. Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

2.1    Each Local Entity is a limited liability company validly existing and in good standing under the laws of the State of Missouri.

Husch Blackwell LLP

Doc ID: 4827-2853-0862.5

December 20, 2019

2.2    As of the date of the Indenture, the Local Entities had all necessary limited liability company power and capacity to execute and deliver the Indenture, and as of the date hereof the Local Entities have all necessary limited liability company power and capacity to perform their respective obligations thereunder.

2.3    All necessary action has been taken on the part of the Local Entities to authorize the execution and delivery of the Indenture and the performance by the Local Entities of their respective obligations thereunder (including their respective Guarantees as provided therein).

2.4    The Indenture has been duly executed and delivered by the Local Entities to the extent that execution and delivery are governed by the laws of the State of Missouri.

SECTION 3: Our opinions are based on the assumptions (upon which we have relied with your consent) and subject to the qualifications and limitations, set forth in this letter, including the following:

3.1     The opinions expressed herein are limited in all respects to the laws of the State of Missouri, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign, which, without limitation, shall include charters, ordinances, administrative opinions and rules and regulations of cities, counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level).

3.2     We have assumed for purposes of this opinion: (a) the legal capacity and competence of each natural person executing any of the documents referenced in Section 1; (b) that all signatures are genuine and all documents submitted to us as copies conform to the originals; (c) the authenticity of all documents submitted to us as originals (including, without limitation, all amendments and exhibits thereto), the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents; (d) that any certifications dated prior to the date hereof remain true as of the date hereof; (e) that each Public Document is accurate, complete and authentic and all official public records are accurate and complete; (f) that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture or the Notes; (g) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of Missouri, are generally available (i.e., in terms of access and distribution following publication or other release) to practicing lawyers, and are in a format that makes the legal research reasonably feasible; and (h) that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Missouri has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

Husch Blackwell LLP

Doc ID: 4827-2853-0862.5

December 20, 2019

3.3    We express no opinion as to the enforceability of the Indenture or the Notes. For purposes of our opinions set forth herein, to the extent necessary, we have assumed that the Indenture and the Notes are enforceable.

3.4    We have assumed that: (a) the Indenture was duly authorized, executed and delivered by the parties thereto (except as we have specifically opined herein with respect to the Local Entities), but specifically note that we were not present at the execution and delivery of the original documents and that we have based our opinion on examination of copies of the Indenture and certificates, statements or other representations of officers of the Local Entities; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission; and (c) the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. As to matters of fact, we have assumed all representations of the Local Entities and the other parties to the Indenture are true.

3.5    We express no opinion herein with respect to the effects of the execution, delivery, and performance of the Indenture or the Notes on the rights of third parties.

3.6    The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

We understand that Duane Morris LLP may rely on this opinion in connection with its opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Husch Blackwell LLP

Doc ID: 4827-2853-0862.5

December 20, 2019

Yours very truly,

/s/ Husch Blackwell LLP

Husch Blackwell LLP

Husch Blackwell LLP

Doc ID: 4827-2853-0862.5